Exhibit 99.1

SafeStitch Medical, Inc. Reports Operating Results for the Third Quarter of 2013

•	Completes merger with TransEnterix, Inc., building foundation for growth

•	Closes $30.2 million financing, expanding shareholder base

•	Pre-clinical testing for SurgiBotTM ongoing, expecting 2014 regulatory submissions

•	Strengthens management team, appointing Joseph Slattery at Executive Vice President & CFO

•	Company to change name to TransEnterix, Inc.

RESEARCH TRIANGLE PARK, N.C., Nov. 12, 2013 (BUSINESS WIRE) – SafeStitch Medical, Inc. (“SafeStitch”) (OTCBB:SFES), which recently merged with TransEnterix, Inc.(“TransEnterix”), a medical device company that is pioneering the use of flexible instruments and robotics to improve how minimally invasive surgery is performed, today announced its operating results for the third quarter ended September 30, 2013.

Comparison of Selected Financial Results (in thousands, except per share data)

	Three Months Ended September 30,
	2013	2012
Total revenue	$362	$531
Net loss	$(11,265)	$(3,670)
Net loss per common share	$(0.21)	$(0.68)
Weighted average common shares outstanding	52,921	5,391

Revenues were $362,000 in the third quarter of 2013, representing a 32% decrease from revenues of $531,000 in the third quarter of 2012. The decrease in revenue was primarily due to a reduction U.S. sales personnel, resulting in a decrease in sales of our SPIDER® Surgical System.

Net loss was $11.3 million in the third quarter of 2013, compared to a net loss of $3.7 million in the third quarter of 2012. Net loss per common share was $0.21 in the third quarter of 2013 based on 52.9 million weighted average common shares outstanding compared to a net loss per common share of $0.68 in the third quarter of 2012 based on 5.4 million weighted average common shares outstanding.

Cash and cash equivalents were $23.8 million as of September 30, 2013.

On October 29, 2013, SafeStitch stockholders took action to approve changing the name of the company to “TransEnterix, Inc.” SafeStitch anticipates this name change to become effective in the fourth quarter of 2013, after which the common stock will trade on the OTCBB under the symbol “TRXC.”

“The recently completed merger of TransEnterix and SafeStitch and concurrent $30.2 million financing provide us with a strong foundation for growth,” said Todd Pope, President and Chief Executive Officer of SafeStitch Medical, Inc. “We are enthusiastic about the market opportunity for our SurgiBot system and look forward to bringing this innovative surgical robotic solution to the market.”

Conference Call

SafeStitch Medical, Inc. will host a conference call on Tuesday, November 12, 2013 at 4:30 pm ET to discuss its third quarter financial results. To listen to the conference call on your telephone, please dial (866) 318-8617 for domestic callers or (617) 399-5136 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link www.transenterix.com/investors.php

Financial Statements

The merger between SafeStitch and TransEnterix is treated as a reverse acquisition for financial accounting and reporting purposes, with SafeStitch as the acquired entity and TransEnterix as the acquirer. As a result, the assets and liabilities and the historical operations that are reflected in the financial statements disclosed herein and filed with the SEC are those of TransEnterix until September 3, 2013, at which time the assets, liabilities and results of operations have been consolidated with the assets, liabilities and results of operations of SafeStitch.

About SafeStitch Medical, Inc. (TransEnterix)

SafeStitch Medical, Inc. (TransEnterix) is a medical device company that is pioneering the use of flexible instruments and robotics to improve how minimally invasive surgery is performed. The Company is focused on the development and commercialization of SurgiBot, a novel patient side minimally invasive surgical robotic system. For more information, visit the Company’s websites at www.transenterix.com and www.safestitch.com.

Forward Looking Statements

This press release includes statements relating to our efforts to gain favorable coverage decisions for our products that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation

Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, whether the merger between SafeStitch and TransEnterix will be successful, whether the combined company will be successful in 2014 and beyond, the pace of adoption of our product technology by surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success and market opportunity of our continuing and new product development efforts, including the SurgiBot system, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with SafeStitch’s business, please review SafeStitch’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2012, the Form 8-K filed on September 6, 2013 and subsequent SEC reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on SafeStitch’s expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Westwicke Partners

Mark Klausner, 443-213-0501

transenterix@westwicke.com

SafeStitch Medical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Sales	$362	$531	$1,212	$1,741

Operating Expenses
Cost of goods sold	2,059	1,077	4,096	3,465
Research and development	2,909	1,228	7,855	4,552
Sales and marketing	437	1,025	1,490	2,991
General and administrative	1,279	777	2,665	2,176
Merger expenses	2,891	—	2,891	—

Total Operating Expenses	9,575	4,107	18,997	13,184

Operating Loss	(9,213)	(3,576)	(17,785)	(11,443)

Other (Expense) Income
Remeasurement of fair value of preferred stock warrant liability	(1,800)	—	(1,800)	—
Interest expense, net	(252)	(94)	(742)	(251)

Total Other (Expense) Income, net	(2,052)	(94)	(2,542)	(251)

Net Loss	$(11,265)	$(3,670)	$(20,327)	$(11,694)

Other comprehensive income (loss)	—	—	—	—

Comprehensive loss	$(11,265)	$(3,670)	$(20,327)	$(11,694)

Net loss per share - basic and diluted	$(0.21)	$(0.68)	$(0.95)	$(2.17)

Weighted average common shares outstanding - basic and diluted	52,921	5,391	21,409	5,391

SafeStitch Medical, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$23,829	$8,896
Short-term investments	1,104	907
Accounts receivable, net	294	536
Accounts receivable - related party	24	—
Interest receivable	10	16
Inventory, net	766	1,382
Other current assets	1,033	235

Total Current Assets	27,060	11,972

Restricted cash	375	375
Property and equipment, net	1,823	1,767
Intellectual property, net	2,866	3,241
Intangible assets	10	—
Goodwill	93,670	—
Other long term assets	129	205

Total Assets	$125,933	$17,560

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$2,567	$515
Related party payable	—	6
Accrued expenses	1,078	538
Note payable - current portion	3,795	1,519

Total Current Liabilities	7,440	2,578

Long Term Liabilities
Preferred stock warrant liability	—	109
Note payable - less current portion	5,604	8,481

Total Liabilities	13,044	11,168

Commitments and Contingencies

Redeemable Convertible Preferred Stock
Series A Redeemable Convertible Preferred Stock, $0.001 par value, 5,734,402 shares authorized; and 5,696,261 shares issued and outstanding at December 31, 2012	—	19,885
Series B Redeemable Convertible Preferred Stock, $0.001 par value, 11,504,298 shares authorized; and 11,489,972 shares issued and outstanding at December 31, 2012	—	40,016
Series B-1 Redeemable Convertible Preferred Stock, $0.001 par value, 48,454,545 shares authorized; and 45,998,220 shares issued and outstanding at December 31, 2012	—	15,104
Stockholders’ Equity (Deficit )
Series B Convertible Preferred Stock, $0.01 par value, 25,000,000 shares authorized, 7,569,704.4 shares issued and outstanding at September 30, 2013	30,197	—
Common stock $0.001 par value, 225,000,000 and 113,000,000 shares authorized at September 30, 2013 and December 31, 2012, respectively; 167,504,447 and 4,674,495 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	168	5
Additional paid-in capital	172,757	1,288
Accumulated deficit	(90,233)	(69,906)

Total Stockholders’ Equity (Deficit)	112,889	(68,613)

Total Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$125,933	$17,560

SafeStitch Medical, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	2013	2012
Operating Activities
Net loss	$(20,327)	$(11,694)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	1,064	1,444
Amortization of debt issuance costs	78	23
Remeasurement of fair value of preferred stock warrant liability	1,800	(19)
Accretion/amortization of bond discount/premium	(1)	1
Stock-based compensation	484	274
Gain on disposal of property and equipment	32	4
Impairment loss on property and equipment	304	—
Changes in operating assets and liabilities:
Accounts receivable	251	(232)
Interest receivable	6	(62)
Inventory	667	(282)
Other current and long term assets	(527)	(122)
Accounts payable	1,444	(351)
Related party payable	173	(10)
Accrued expenses	505	125

Net cash and cash equivalents used in operating activities	(14,047)	(10,901)

Investing Activities
Purchase of investments	(1,104)	(4,702)
Proceeds from sale and maturities of investments	907	—
Cash received in acquisition of a business, net of cash paid	305	—
Purchase of property and equipment	(724)	(92)
Proceeds from sale of property and equipment	—	49

Net cash and cash equivalents used in investing activities	(616)	(4,745)

Financing Activities
Proceeds from issuance of debt	1,998	4,000
Payment of debt	(601)	—
Proceeds from issuance of preferred stock, net of issuance costs	28,199	268
Proceeds from exercise of stock options	—	3

Net cash and cash equivalents provided by financing activities	29,596	4,271

Net increase (decrease) in cash and cash equivalents	14,933	(11,375)
Cash and Cash Equivalents, beginning of period	8,896	14,004

Cash and Cash Equivalents, end of period	$23,829	$2,629

Supplemental Disclosure for Cash Flow Information
Interest paid	$625	$219

Supplemental Schedule of Noncash Investing and Financing Activities
Issuance of preferred stock warrants and debt issuance costs	$128	$63

Conversion of bridge notes to preferred stock	$1,998	$—

Conversion of preferred stock warrants to common stock warrants	$1,909	$—